Exhibit 10.12

RULES RELATING TO

SHARE AWARD SCHEME OF

EARTHASIA (INTERNATIONAL) LIMITED

1	DEFINITIONS AND INTERPRETATION

(A)	In these rules of the Scheme, unless the context otherwise requires, the following words and expressions shall have the meaning shown opposite to them below:-

“Adoption Date”	19 January 2021, being the date on which the Scheme is adopted by the Company;

“Award”	an award of Awarded Shares by the Board pursuant to Paragraph 5.1(A) to a Selected Participant;

“Awarded Share(s)”	in respect of a Selected Participant, such number of Shares awarded by the Board;

“Board”	the board of directors of the Company or such committee or such sub-committee or person(s) delegated with the power and authority by the board of directors of the Company to administer the Scheme;

“Business Day”	a day (other than Saturday) on which the Stock Exchange is open for trading and on which banks are open for business in Hong Kong;

“Company”	Earthasia (International) Limited, a company incorporated in Hong Kong with limited liability and an indirect wholly owned subsidiary of Earthasia;

“Director” “Earthasia” “Excluded Participant”

directors of the Company;

Earthasia International Holdings Limited (泛亞環境國際控股有限公司), an exempted company incorporated in the Cayman Islands with limited liability, the shares of which are listed on the Stock Exchange;

any Participant who is resident in a place where the award of the Awarded Shares and/or the vesting and transfer of the Awarded Shares pursuant to the terms of the Scheme is not permitted under the laws or regulations of such place or where in the view of the Board, compliance with applicable laws or regulations in such place makes it necessary or expedient to exclude such Participant;

“Grant Notice”	has the meaning ascribed to it in Paragraph 5.1(F);

“Group”	the Company and its Subsidiaries from time to time, and “member of the Group” means any or a specific one of them;

“HK$”	Hong Kong dollar, the lawful currency of Hong Kong;

“Hong Kong”	the Hong Kong Special Administrative Region of the People’s Republic of China;

“Listing Rules”	The Rules Governing the Listing of Securities on the Stock Exchange;

“Participant”	(i) any individual being an employee (including without limitation any director) of any member of the Group; (ii) any agent or consultant to the Group; and (iii) any business or joint venture partner, contractor, any party providing advisory, consultancy, professional services to the Group, or any other persons who have contributed or may contribute to the operation and development of the Group;

“Scheme”	the “Earthasia (International) Limited Share Award Scheme” constituted by the rules hereof, in its present form or as amended from time to time in accordance with the provisions hereof;

“Selected Participant(s)”	Participant(s) selected by the Board pursuant to Paragraph 5.1(A) for participation in the Scheme;

“SFO”	the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong);

“Shares”	ordinary share(s) in the capital of the Company with a nominal value of HK$1.00 each (or of such other nominal amount as shall result from a sub-division, consolidation, reclassification, reduction or reconstruction of the share capital of the Company from time to time);

“Stock Exchange”	The Stock Exchange of Hong Kong Limited;

“Subsidiary”	a company which is for the time being and from time to time a subsidiary (within the meaning given under section 15 of the Companies Ordinance (Chapter 622 of the Laws of Hong Kong)) of the Company, whether incorporated in Hong Kong or elsewhere;

“Vesting Date”	in respect of a Selected Participant, the date on which his entitlement to the Awarded Shares is vested in such Selected Participant in accordance with Paragraph 5.2(A) and other terms of the Scheme; and

“Vesting Notice”	has the meaning ascribed to it in Paragraph 5.2(B).

(B)	In these rules of the Scheme, save where the context otherwise requires:-

(i)	the headings are inserted for convenience only and shall not limit, vary, extend or otherwise affect the construction of any provision of these rules of the Scheme;

(ii)	references to Paragraphs and Schedules are references to paragraphs and schedules of these rules of the Scheme;

(iii)	references to any statute or statutory provision shall be construed as references to such statute or statutory provision as respectively amended, consolidated or re-enacted, or as its operation is modified by any other statute or statutory provision (whether with or without modification), and shall include any subsidiary legislation enacted under the relevant statute;

(iv)	expressions in the singular shall include the plural and vice versa;

(v)	expressions in any gender shall include other genders; and

(vi)	references to persons shall include bodies corporate, corporations, partnerships, sole proprietorships, organisations, associations, enterprises, branches and entities of any other kind.

2	PURPOSES AND OBJECTIVES

(A)	The specific objectives of the Scheme are:-

(i)	to recognise the contributions made or to be made by certain Participants and to provide them with incentives in order to retain them for the continual operation and development of the Group; and

(ii)	to attract suitable personnel for further development of the Group.

(B)	These rules serve to set out the terms and conditions upon which the incentive arrangement for the Participants shall operate.

3	DURATION

Subject to any early termination as may be determined by the Board pursuant to Paragraph 9, the Scheme shall be valid and effective for a term of 10 years commencing on the Adoption Date.

4	ADMINISTRATION

The Scheme shall be subject to the administration of the Board in accordance with the rules of the Scheme. The decision of the Board with respect to any matter arising under the Scheme (including the interpretation of any provision) shall be final and binding.

5	OPERATION OF SCHEME

5.1	Award of Awarded Shares to Selected Participants

(A)	Subject to the provisions of the Scheme, including but not limited to the restrictions set out in Paragraph 6, the Board may, from time to time, at its absolute discretion select any Participant (other than any Excluded Participant) for participation in the Scheme as a Selected Participant, and grant such number of Awarded Shares to any Selected Participant in such number and on and subject to such terms and conditions as it may in its absolute discretion determine.

(B)	In determining the number of Awarded Shares to be granted to any Selected Participant (excluding any Excluded Participant), the Board shall take into consideration matters including but not limited to, the present contribution and expected contribution of the relevant Selected Participant to the profits of the Group.

(C)	The Board is entitled to impose any conditions, as it deems appropriate in its absolute discretion with respect to the vesting of the Awarded Shares on the Selected Participant, and shall inform such Selected Participant the relevant conditions of the Award and the Awarded Shares. Notwithstanding any other provisions of the Scheme, subject to applicable laws and regulations, the Board shall be at liberty to waive any vesting conditions referred to in this Paragraph 5.1(C).

(D)	The Awarded Shares shall be new shares to be allotted and issued by the Company and the par value of the Awarded Shares shall be paid by the Selected Participant, the amount of which shall be stated in the Grant Notice which shall be HK$1.00 per Awarded Share (the “Consideration”).

(E)	Where any grant of Awarded Shares is proposed to be made to any person who is a connected person of the Company or Earthasia within the meaning of the Listing Rules, relevant provisions of the Listing Rules shall be complied with, failing which the Award may be void.

(F)	After the Board has decided to make a grant of Awarded Shares to any Selected Participant, the Board shall send a notice in substantially the form set out in Appendix 1 (the “Grant Notice”) to such Selected Participant within 5 Business Days after the grant was made, setting out the number of Awarded Shares so granted and the conditions (if any) upon which such Awarded Shares were granted. The number of Awarded Shares specified in the Grant Notice shall, subject to acceptance by the relevant Selected Participant in accordance with Paragraph 5.1(G), constitute the definitive number of Awarded Shares being granted to him.

(G)	Upon receipt of the Grant Notice, the Selected Participant shall confirm acceptance of the Awarded Shares being granted to him by signing and returning to the Board the acceptance form attached to the Grant Notice (the “Acceptance Form”) within 5 Business Days after the date of the Grant Notice (the “Acceptance Period”).

(H)	In the event that no vesting conditions are imposed, the Grant Notice will be sent to the Selected Participants with the Acceptance Form and subscription form attached. The Awarded Shares shall be allotted and issued to the Selected Participants after the Acceptance Form, the duly signed subscription form together with payment of Consideration is received by the Company within the Acceptance Period.

(I)	If the Participant fails to sign and return the Acceptance Form together with the duly signed subscription form and payment of Consideration (as the case may be) before the expiry of the Acceptance Period, the grant of the Awarded Shares to such Participant shall lapse forthwith and no Awarded Shares will be allotted and issued to him. Such Participant shall have no right or claim against the Company, any other member of the Group, the Board, or with respect to those or any other Shares or any right thereto or interest therein in any way.

5.2	Vesting of Awarded Shares

(A)	Subject to the terms and conditions of the Scheme and the fulfillment of all vesting conditions to the vesting of the Awarded Shares on such Selected Participant as specified in the Scheme and the Grant Notice, the respective Awarded Shares shall vest in such Selected Participant in accordance with the vesting schedule (if any) as set out in the Grant Notice, and the Board shall cause the Awarded Shares to be allotted and issued to such Selected Participant on the Vesting Date as stated on the Vesting Notice.

(B)	Upon the vesting of the Awarded Shares,

(i)	barring any unforeseen circumstances, the Board shall send to the relevant Selected Participant a vesting notice in substantially the form set out in Appendix 2 (the “Vesting Notice”) together with such subscription form which require the Selected Participant to execute to effect the vesting and issue of the Awarded Shares;

(ii)	upon receipt of the Vesting Notice, the Selected Participant (or his legal representative or lawful successor as the case may be) is required to return to the Board the subscription form attached to the Vesting Notice together with the payment of Consideration. In the event that the Board does not receive the duly signed subscription form and Consideration from the Selected Participant at least ten (10) Business Days prior to the Vesting Date, the Awarded Shares which would have otherwise vested in such Selected Participant will not be issued.

(C)	Prior to the Vesting Date, any Award made hereunder shall be personal to the Selected Participant to whom it is made and shall not be assignable and no Selected Participant shall in any way sell, transfer, charge, mortgage, encumber or create any interest in favour of any other person over or in relation to the Awarded Shares referable to him pursuant to such Award.

5.3	Disqualification of Selected Participant

(A)	In the event that prior to or on the Vesting Date, a Selected Participant is found to be an Excluded Participant or is deemed to cease to be an Participant pursuant to Paragraph 5.3(B), no Awarded Shares shall be allotted and issued. Such Participant shall have no right or claim against the Company, any other member of the Group or the Board or with respect to those or any other Shares or any right thereto or interest therein in any way.

(B)	Unless the Board determines otherwise, the circumstances under which a person shall be treated as having ceased to be a Participant shall include but not limited to the following:

(i)	where such person has committed material act of fraud or dishonesty or serious misconduct, whether or not in connection with his employment or engagement by any member of the Group and whether or not it has resulted in his employment or engagement being terminated by the relevant member of the Group;

(ii)	where such person has been declared or adjudged to be bankrupt by a competent court or governmental body or has failed to pay his debts as they fall due (after the expiry of any applicable grace period) or has entered into any arrangement or composition with his creditors generally or an administrator has taken possession of any of his assets;

(iii)	where such person has been convicted of or is being held liable for any offence under or any breach of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) or other securities laws or regulations in Hong Kong or any other material applicable laws or regulations in force from time to time.

(C)	In respect of a Selected Participant who died at any time prior to or on the Vesting Date, all the Awarded Shares of the relevant Selected Participant shall be deemed to be vested on the day immediately prior to his death.

6	SCHEME LIMIT

(A)	The Board shall not make any further award of Awarded Shares which will result in the nominal value of the Shares awarded by the Board under the Scheme exceeding 10% of the issued share capital of the Company as at the Adoption Date (the “Scheme Limit”).

(B)	The maximum number of shares which may be awarded to a Selected Participant under the Scheme shall not exceed 1% of the issued share capital of the Company from time to time.

(C)	The Scheme Limit may be refreshed provided that the Scheme Limit so refreshed must not exceed 10% of the issued share capital of the Company as at the date of approval of refreshment by the Board.

7	DISPUTES

Any dispute arising in connection with the Scheme shall be referred to the decision of the Board whose decision shall be final and binding.

8	ALTERATION OF THE SCHEME

(A)	The Scheme may be amended in any respect by a resolution of the Board provided that no such amendment shall operate to affect materially and adversely any subsisting rights of any Selected Participant hereunder.

(B)	Written notice of any amendment to the Scheme shall be given to all Selected Participants.

9	TERMINATION

(A)	The Scheme shall terminate on the earlier of:

(i)	the tenth (10) anniversary date of the Adoption Date; and

(ii)	such date of early termination as determined by the Board by a resolution of the Board,

PROVIDED THAT such termination shall not affect any subsisting rights of any Selected Participant hereunder.

(B)	Upon termination of the Scheme,

(i)	no further grant of Awarded Shares may be made under the Scheme; and

(ii)	all the Awarded Shares of the Selected Participants granted under the Scheme shall become vested in the Selected Participants according to the conditions of the Award and the Awarded Shares shall be allotted and issued subject to the receipt by the Board of the subscription form duly executed by the Selected Participant and the payment of Consideration.

(C)	For the avoidance of doubt, the temporary suspension of the granting of any Award shall not be construed as a decision to terminate the operation of the Scheme.

10	TAX

In the event that any tax, duty, levy or contribution in any jurisdiction is payable by any Selected Participant in connection with the grant of any Awarded Shares or the vesting of any Awarded Shares, such Selected Participant shall be responsible for the prompt payment of such tax, duty, levy or contribution (as the case may be) and shall indemnify the Company against any loss, damage, liability, costs and expenses arising from or in connection with any default or delay in the payment thereof.

11	MISCELLANEOUS

(A)	The Company shall bear the costs of establishing and administering the Scheme, including but not limited to costs arising from communication as referred to in Paragraph 11(C), expenses, stamp duty, transaction levies and normal registration fees incurred in the allotment and issue of Awarded Shares to Selected Participants on the relevant Vesting Date. For the avoidance of doubt, the Company shall not be liable for any tax or expenses of such other nature payable on the part of any Selected Participants in respect of any sale, purchase, vesting or transfer of Shares.

(B)	Any notice or other communication between the Company and any Selected Participant may be given by sending the same by prepaid post or by personal delivery to, in the case of the Company, its head office and principal place of business in Hong Kong or such other address as notified to the Participant from time to time, and in the case of a Participant, his address as notified to the Company from time to time. Any notice or other communication served by post shall be deemed to have been served 24 hours after the same was put in the post.

(C)	The Company and the Board shall not be responsible for any failure by any Participant to obtain any consent or approval required for such Participant to participate in the Scheme as a Selected Participant or for any tax, duty, expenses, fees or any other liability to which he may become subject as a result of his participation in the Scheme.

(D)	Each and every provision hereof shall be treated as a separate provision and shall be severally enforceable as such and in the event of any provision or provisions being or becoming unenforceable in whole or in part. To the extent that any provision or provisions are unenforceable they shall be deemed to be deleted from these rules of the Scheme, and any such deletion shall not affect the enforceability of the rules of the Scheme as remain not so deleted.

12	GOVERNING LAW

(A)	The Scheme shall operate subject to the Bye-laws of the Company and any applicable law and regulations to which the Company is subject.

(B)	The Scheme is governed by and shall be construed in accordance with the laws of Hong Kong.

Appendix 1

GRANT NOTICE

[Letterhead of Earthasia (International) Limited]

PRIVATE AND CONFIDENTIAL

[Date]

[Name and address of Selected Participant]

Dear Sir,

Re:      Share Award Scheme adopted on [date]

Grant Notice

We refer to the share award scheme adopted by the Company on (the “Share Award Scheme”). Except as otherwise defined, capitalised terms used herein shall have the same meaning as defined in the rules of the Share Award Scheme (the “Scheme Rules”).

We are pleased to inform you that the board of directors of the Company (the “Board”) decided on [*] to grant you [[*] Awarded Shares under the Share Award Scheme. These Awarded Shares are being granted to you on and subject to the terms and conditions of the Share Award Scheme, including without limitation, the vesting conditions set out below], which provide that the Awarded Shares being granted to you will, subject to your acceptance, become vested in you in the proportion and on the dates as follows:

[insert vesting schedule from scheme rules or as determined by the Board (if any)]

[The grant is also being made subject to the following conditions:

[Insert any additional Conditions]]

The grant of the Awarded Shares to you referred to above will only be effective if you sign and return the attached acceptance form [and the subscription form together with the payment of HK$[*]] to us within 5 Business Days after the date of this notice. If you fail to do this, the grant of the Awarded Shares to you referred to above will lapse and you will not have any right or claim against the Company, any other member of the Group, the Board or with respect to those or any other Awarded Shares or any right thereto or interest therein in any way.

Yours faithfully

For and on behalf of

For and on behalf of

Earthasia (International) Limited

Name:
Position:

To:          Earthasia (International) Limited

Acceptance Form

I,_______________________________ (holder of [insert description of identity document] numbered [insert number]), confirm my acceptance of the Awarded Shares being granted to me by the Board on behalf of the Company. I agree and accept that such Awarded Shares are being granted to me on and subject to the terms and conditions of the Scheme and the Grant Notice and I agree to be bound by those terms and conditions and the Scheme Rules.

Date:

Appendix 2

VESTING NOTICE

[Letterhead of Earthasia (International) Limited]

PRIVATE AND CONFIDENTIAL

[Date]

[Name and address of Selected Participant]

Dear Sirs,

Re:      Share Award Scheme adopted on [date]

Vesting Notice

We refer to the share award scheme adopted by the Company on (the “Share Award Scheme”). Except as otherwise defined, capitalised terms used herein shall have the same meaning as defined in the rules of the Share Award Scheme (the “Scheme Rules”).

In accordance with the vesting conditions set out in the Grant Notice, [insert number] Awarded Shares (the “Vesting Shares”) granted to and accepted by you will become vested in you on [insert date] (the “Vesting Date”), subject to [and all of the other conditions set out in the Grant Notice being satisfied].

The Vesting Shares will only vest in you if you complete, sign and return the attached subscription form to us together with the payment of HK$[*] not later than [*] (being ten [10] Business Days before the Vesting Date). If you fail to do this, the Vesting Shares will not be allotted and issued in accordance with the terms of the Scheme Rules and you will not have any right or claim against the Company, any other member of the Group or the Board or with respect to those Vesting Shares or any right thereto or interest therein in any way.

Yours faithfully

For and on behalf of

Earthasia (International) Limited

Name:

Position:

To:          Earthasia (International) Limited (the “Company”)

Subscription Form

I hereby apply for the allotment and issue of [*] new shares of the Company at the par value.

Please enter the following name and address in the register of members of the Company: Name: [*]

Address: [*]

Signed by the Selected Participant

Name:

Date: